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                                                                    Exhibit 99.4

[CRESTLINE CAPITAL                                         For Immediate Release
LOGO APPEARS HERE]                   Contacts:  Larry Harvey      (240) 694-2013
                                                Darryl Edelstein  (240) 694-2012

    CRESTLINE ANNOUNCES THE CLOSING OF THE SALE OF 10 RESIDENCE INN HOTELS

     BETHESDA, MD, September 28, 2001 - Crestline Capital Corporation (NYSE:CLJ) announces that it has closed on the previously announced sale of its portfolio of 10 Residence Inn hotels to Apple Hospitality Two Inc., a real estate investment trust (REIT) based in Richmond, Virginia. Total consideration for the transaction was $119 million, including approximately $53 million of debt that was assumed by the buyer.

     Bruce D. Wardinski, Chairman of the Board, President and Chief Executive Officer stated, "We are pleased to announce the closing of the sale of our owned Residence Inn hotel portfolio to Apple Hospitality Two. As we continue to implement our hotel management growth strategy, we look forward to expanding our relationship with Apple Hospitality." Wardinski added, "This sale provides us with over $50 million in after-tax proceeds. In addition to the $75 million dedicated to our recently announced tender offer, we have approximately $75 million of available capital. We continue to explore the strategic options available for efficiently redeploying this capital."

About the companies

     Crestline Capital Corporation is the parent company of Crestline Hotels & Resorts, among the nation's leading independent hotel management companies, and is the owner of one of the nation's premier senior living community and hotel portfolios. Additional information about Crestline Capital Corporation is available at the company's web site: www.crestlinecapital.com.
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     Crestline Hotels & Resorts manages and leases 36 hotels, resorts and conference and convention centers with nearly 7,000 rooms in thirteen states and the District of Columbia. Crestline Hotels & Resorts manages properties independently and under such well regarded brands as Marriott, Hyatt, Hilton, Sheraton,
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Renaissance and Crowne Plaza. Additional information about the hotel management company is available at the company's web site: www.crestlinehotels.com.
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Note: Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the Company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living communities; (ii) the level of rates and occupancy that can be achieved by such properties; (iii) the Company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (v) the availability and terms of financing; (vi) governmental actions and initiatives including the REIT Modernization Act; and (vii) changes to the public pay systems for medical care and the need for compliance with environmental licensure and safety requirements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.